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                                                                   Exhibit 10.16


                              Employment contract

                            between IPG Laser GmbH

                            and its General Manager

                            Dr. Eugene Shcherbakov



Between the company named


     IPG Laser GmbH
     Siemensstrasse 7
     57299 Burbach

     hereinafter Company

     its shareholders
     - Dr. Valentin P. Gapontsev, Burbach/Germany and
     - IPG Photonics Corporation, Sturbridge/USA represented by its President, Mr. John Dalton

and


     Dr. Eugene Shcherbakov
     Am Sudhang 12
     57299 Burbach

     hereinafter General Manager


there is entered into by agreement the following Employment Contract:
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                              Employment Contract


                   ' 1 Scope of duties and other obligations


(1) Effective 18 September 2000 Dr. Eugene Shcherbakov shall be appointed General Manager of the Company. The Employment Contract shall be valid from 18 September 2000 on.


(2) The General Manager shall represent the Company alone as provided by the statutes and the articles of incorporation.

     He shall be obligated and authorized to conduct the affairs of the Company alone.

     The General Manager shall be exempt from the restrictions of the prohibition against self-contracting per 181 per the articles of incorporation and this Contract.


(3)  Directives of the Shareholders' Meeting shall be obeyed.


(4) In connection with general management, the General Manager shall be obligated to fulfill the duties of the Company in accordance with the statutes and the articles of incorporation.

     Furthermore, he shall take care of the economic, financial and organizational concerns of the Company in the best possible manner. In all decisions the General Manager shall be guided by the good of the Company.


(5) The General Manager shall be required to maintain the strictest silence on all commercial, operational or technical information and processes which concern the Company and have been entrusted or otherwise have become known to him.

     This obligation shall also survive termination of this Employment Contract.


(6) Commercial and operational documents of all kinds shall be carefully retained and may be used only for the purpose of the Company. The documents may not be made accessible to third parties.

     No right to retain documents shall be granted to the General Manager.


(7) The General Manager shall be liable to the Company and to the Shareholders only in the case of malicious damage to the Company.
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(8)  The General Manager shall have the right to furnish his service even outside the registered office of the Company.
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     The working time per week shall be 40 hours; the General Manager shall not be bound to working at fixed times of the day.

     The General Manager shall be obligated to make himself available to the Company at any time when and if the good of the Company so requires.



                           ' 2 Secondary occupation


(1) The General Manager shall be permitted to continue his activity as General Manager of VPG Laser Components GmbH. Approval of the Shareholders' Meeting shall not be required either for taking on further activities or for continuing same.


                               ' 3 Contract term


(1) This Employment Contract shall become effective on 18 September 2000 and shall be entered into for an indefinite time.


(2) In the first 3 years of the term, the Contract may be canceled by either party only for cause.

     Examples of such cause shall be refusal by the Tax Administration to approve this Employment Contract or individual provisions thereof.

     Thereafter the Contract may be canceled by either party to the contract by notice of 6 months to the end of a calendar year.


(3) The General Manager may be removed from office only for cause. Removal from office shall not simultaneously result in cancellation of the contract for services. Should layoff take place by mutual understanding, the obligation of the Company to continue paying earnings shall be unaffected thereby.

     Should removal from office be ruled legally valid, the contract for services shall be treated as terminated as soon as the judgment ruling removal from office to be legally valid becomes legally enforceable.



                                 ' 4 Earnings


(1) As remuneration for his activity, the General Manager shall receive a monthly salary in the amount of DM 28,000.00.
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     The salary payment shall be due on the last working day of each calendar month.

     In addition, Dr. Shcherbakov shall receive a prorated 13th and 14th salary payment in the same amount. The additional salary payments shall be disbursed in July and November respectively.

     The statutory wage tax obligation as well as the obligation to provide insurance shall be taken into consideration for aliens.


(2) In the event of incapacity for work due to illness or accident, the General Manager shall continue to receive payment of all earnings for a period of 8 weeks.


(3) In the event of death of the General Manager, his family shall continue to receive payment of all earnings for a period of 6 weeks.



                         ' 5 Vacation and vacation pay


(1) The General Manager shall be granted 30 working days per year of paid relaxation vacation.


(2) Should the General Manager be unable to take his annual vacation because Company interests dictate otherwise, he shall have the right to compensation for the vacation on the basis of the amount of the base salary.



                           ' 5 Extra considerations


(1) For the duration of this Employment Contract the General Manager shall have the right to have the Company provide him with an official car of luxury class, which may also be used for personal travel.

     Payment of taxes due on the equivalent monetary value of the resulting benefit shall be made by the General Manager.


(2) The General Manager shall have the right to all voluntary, collectively agreed or statutory special and social benefits that the Company also grants to its other employees.


(3) The General Manager shall receive from the Company reimbursement for charges and expenses against documented proof up to the maximum amounts allowed for tax purposes or up to the lump-sum amounts allowed for tax purposes.
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(4)  The General Manager shall be entitled temporarily to waive (defer) payment of his salary amounts in their entirety or partly for the good of the Company. His rights to payment of the salary shall remain unaffected by such deferral.

     In such a case a written loan agreement shall be entered into immediately, in which the interest rate and the repayment terms shall be defined in advance.

     Declarations of waiver of earnings without written loan agreement shall be deemed null and void.


(5) The Company shall take out for the benefit of the General Manager an accident insurance policy with the following base coverage sums:

     a) death                                              DM 200,000.00
     b) progressive invalidity (350% model)         DM 200,000.00

     The insurance policy shall cover industrial and personal accidents in accordance with the General Accident Insurance Terms. It shall lapse on the day of his resignation from the Company.



                             ' 6 Final provisions


(1) This Employment Contract shall be reviewed each year on 31 December to determine whether its provisions are effective and up-to-date and whether the salary is appropriate.

     Should it prove on the basis of the review that individual provisions have become or are likely to become ineffective or that special economic changes must be taken into account, an updated form of the Employment Contract shall be drafted within 6 weeks and at the latest 2 weeks thereafter signed by the parties to the contract.


(2) Should individual provisions of this Contract be or become ineffective, the validity of the other provisions shall not be affected thereby.

     Instead of the ineffective provisions there shall be adopted an appropriate adjustment which most closely approaches the economic content of the ineffective clause.


(3)  Oral subsidiary agreements to this Contract have not been made.

     As a rule, all amendments and additions to the Contract shall be made in writing.
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     Retroactive amendments and additions, however, shall not be permitted.


(4) In cases of doubt, the Articles of Incorporation shall have priority over the provisions of this Employment Contract.



Burbach, 18 September 2000



Dr. Eugene Shcherbakov          /s/ Dr. Eugene Shcherbakov
                                ------------------------------------------------



For the Company:          IPG Laser GmbH
                          represented by the General Manager, Dr. Valentin P.
                          Gapontsev



                          /s/ Dr. Valentin P. Gapontsev
                          ----------------------------------------------------



For the Shareholders:     Dr. Valentin P. Gapontsev, Burbach/Germany



                                 /s/ Dr. Valentin P. Gapontsev
                                ----------------------------------------------



                                IPG Photonics Corporation, Sturbridge/USA, represented by the President, John Dalton